Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Apollo Medical Holdings, Inc.
Alhambra, California

We consent to the incorporation by reference in the following Registration Statements on Form S-4 (No. 333-219898), Form S-8 (No. 333-153138, No. 333-217719, No. 333-221900, No. 333-221915) and Form S-3 (No. 333-231109, No. 333-228432, and No. 333-229895) of Apollo Medical Holdings, Inc. (“Company”) of our report dated March 16, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California

March 12, 2021